Exhibit 10.2

MRI INTERVENTIONS, INC.

Non-COMPETITION Agreement

In consideration and as a condition of my employment (or my continued employment) with MRI Interventions, Inc., or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my receipt of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following:

1.     Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

(a)     “Conflicting Organization” means any individual or entity that, directly or indirectly, engages in, or is about to become engaged in, Conflicting Research or the development, design, production, manufacture, promotion, marketing, sale, support or service of a Conflicting Product.

(b)     “Conflicting Product” means goods, products, product lines or services, and each and every component thereof, developed, designed, produced, manufactured, marketed, promoted, sold, supported or serviced, or that are in development or the subject of research, by anyone other than the Company that are the same or similar to, perform any of the same or similar functions as, may be substituted for, or are intended or used for any of the same purposes as, a Company Product.

(c)     “Conflicting Research” means any research or development of any kind or nature conducted by anyone other than the Company, which is intended for, or may be useful in, any aspect of the development, design, production, manufacture, marketing, promotion, sale, support or service of a Conflicting Product.

(d)     “Company Product” means any goods, products, product lines or services (i) that during the last one (1) year in which Employee was employed by the Company, Employee, or persons under Employee’s management, direction or supervision, performed research regarding, designed, developed, produced, manufactured, marketed, promoted, sold, solicited sales of, supported or serviced on behalf of the Company, or (ii) with respect to which Employee at any time received or otherwise obtained or learned Confidential Information (as defined in Section 2 of that certain Non-Disclosure and Proprietary Rights Agreement made by Employee in favor of the Company).

2.     Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the term of his or her employment with the Company, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any individual or entity that competes anywhere in the world with the Company in the conduct of the business of the Company as conducted or as proposed to be conducted, nor will Employee engage in any other activities that conflict with his or her obligations to the Company.

In addition, for a period of one (1) year after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any Conflicting Organization in connection with or relating to a Conflicting Product or Conflicting Research.

3.     No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

4.     Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that the post-employment restrictions on Employee’s activities are fair and reasonable.

5.     Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available at law or in equity to the Company. Additionally, if Employee breaches this Agreement, the Company will be entitled to its reasonable attorney’s fees and costs associated with enforcing this Agreement. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee.

6.     Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles.

7.     Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

8.     Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

9.     Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.

10.     Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee.

11.     Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason.

12.     Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement.

13.     Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein.

14.     Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement.

15.     Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder.

/s/ Harold A. Hurwitz	3/15/15
Employee Signature	Date

Harold A. Hurwitz
Employee Name

Accepted by:

MRI Interventions, Inc.

By: /s/ Oscar Thomas

Name:     Oscar Thomas

Title:     Vice President, Business Affairs

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